Exhibit 1.1

Execution Copy

SAUL CENTERS, INC.

1,350,000 Shares of Common Stock

(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

June 19, 2008

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

As the Representative of the

several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

B.F. Saul Real Estate Investment Trust (the “Selling Stockholder”), a stockholder of Saul Centers, Inc., a Maryland corporation (the “Company”) and the sole general partner of Saul Holdings Limited Partnership, a Maryland limited partnership (the “Operating Partnership”), proposes to sell to the several underwriters named in Schedule I (the “Underwriters”) an aggregate of 1,350,000 shares (the “Firm Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”). In addition, the Selling Stockholder has granted to the Underwriters an option to purchase up to an additional 150,000 shares of Common Stock solely to cover over-allotments (the “Option Shares”; the Option Shares, together with the Firm Shares, hereinafter called the “Shares”), all as provided in Section 2 hereof. Raymond James & Associates, Inc. has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares. If the Representative is the only firm serving as underwriter, then the terms “Underwriters” and “Representative,” as used herein, shall each be deemed to refer to such firm.

As the Representative, you have advised the Company (a) that you are authorized to enter into this underwriting agreement (the “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Shares set forth opposite their names in Schedule I.

The Company, the Selling Stockholder and the Operating Partnership wish to confirm as follows their agreement with you in connection with the purchase of the Shares by the several Underwriters.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (file number 333-151515) under the Act (“Registration Statement 333-151515”), which registration statement included a Prospectus dated June 16, 2008 (the “Basic Prospectus”), relating to up to 2,000,000 shares of Common Stock, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Shares and the plan of distribution thereof pursuant to Rule 424. Registration Statement 333-151515, including any amendments thereto filed prior to the Execution Time, was declared effective on June 16, 2008. Except where the context otherwise requires, Registration Statement 333-151515 on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all documents filed as part thereof and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement, collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Shares, is herein called the “Prospectus.” The Basic Prospectus, as amended or supplemented, immediately prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) is hereafter called the “Pricing Prospectus,” and any “Issuer Free Writing Prospectus” (as defined in Rule 433) relating to the Shares is hereafter called an “Issuer Free Writing Prospectus.” The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Schedule II hereto or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (as defined below), if any, taken together, are hereafter collectively called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”), as of each Effective Date or the Execution Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

2. Agreement to Sell and Purchase.

(a) The Selling Stockholder hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company, the Operating Partnership and the Selling Stockholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $46.50 per Share, the number of Firm Shares set forth opposite their respective names on Schedule I to this Agreement.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Shares set forth in Schedule I hereto at the same purchase price set forth in Section 2(a). Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date hereof upon written or telegraphic notice by the Representative to the Selling Stockholder and the Company setting forth the number of the Option Shares as to which the several Underwriters are exercising the option and the settlement date (each, an “Option Closing Date”). Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten (10) Business Days after the date of such notice. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares.

3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as soon after this Agreement has become effective as in their judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus. Each Underwriter, severally and not jointly, represents and agrees as follows:

Each Underwriter, unless it has or shall have obtained, as the case may be, the prior written consent of the Selling Stockholder, has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5.1(s) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.

4. Delivery of the Shares and Payment Therefor. Delivery of and payment for the Shares shall be made at 10:00 A.M., New York City time, on June 24, 2008, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by mutual written agreement of the Representative, the Company, and the Selling Stockholder (such date and time of delivery and payment for the Shares being herein called the “Closing Date”) or on the applicable Option Closing Date (or at such other time on the same or on such other date, in any event not later than the third business day thereafter, as the Representative, the Company, and the Selling Stockholder may agree in writing). Delivery of the Shares shall be made against payment by the Representative of the purchase price thereof, to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to an account specified by the Selling Stockholder. The Shares will be delivered to the Representative for the respective accounts of the several Underwriters through the book-entry facilities of The Depository Trust Company (“DTC”). The Shares shall be in global form registered in the name of Cede & Co., as nominee for DTC. Any certificate(s) representing some or all of the Shares shall be delivered to the Continental Stock Transfer & Trust Company (the “Transfer Agent”) and registered in the name of Cede & Co., as nominee for DTC, and in such denominations as the Representative shall request prior to 1:00 P.M., New York City time, on the second Business Day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to, or at the direction of, the Representative in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the Business Day next preceding the Closing Date or any Option Closing Date, as the case may be.

The Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of the Selling Stockholder’s obligations hereunder.

5. Covenants and Agreements.

5.1 Of the Company. The Company agrees with each Underwriter as follows:

(a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, immediately after such post-effective amendment has become effective.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would (x) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading or (y) conflict with the information contained in the Registration Statement, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement, omission or conflicting information; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(c) The Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing: (i) of any review, issuance of comments, or request by the Commission or its staff on or for an amendment of or a supplement to the Registration Statement, the Disclosure Package or the Prospectus or for additional information regarding the Company, its affiliates or its filings with the Commission, whether or not such filings are incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose or any examination pursuant to Section 8(e) of the Act relating to the Registration Statement or Section 8A of the Act in connection with the offering of the Shares; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (iv) within the period of time referred to in the first sentence in subsection (f) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which results in any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) being untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(d) The Company will furnish to the Representative and counsel to the Representative, without charge: (i) ten (10) signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement; (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may request; (iii) such number of copies of the Incorporated Documents, without exhibits, as the Representative may request; and (iv) ten copies of the exhibits to the Incorporated Documents. The Selling Stockholder will pay all of the expenses of printing or other production of all documents relating to the offering.

(e) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing becomes an Incorporated Document, of which the Representative shall not previously have been advised or to which, after the Representative shall have received a copy of the document proposed to be filed, the Representative shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company will give the Representative notice of its intention to make any other filing pursuant to the Exchange Act from the Execution Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing.

(f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule

173(a) under the Act) in connection with sales by the Underwriters or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Company will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto), the Disclosure Package and any Issuer Free Writing Prospectus as the Representative may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales by any Underwriters or dealers. If during such period of time: (i) any event shall occur as a result of which, in the judgment of the Company, or in the opinion of counsel for the Underwriters, the Prospectus as supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or (ii) if it is necessary to supplement the Prospectus or amend the Registration Statement (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act, the Exchange Act or any other law, the Company will promptly notify the Representative of such event and forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and the Representative agree that the Prospectus should be amended or supplemented, the Company, if requested by the Representative, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(g) The Company will: (i) cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriters may designate; (ii) maintain such qualifications in effect so long as required for the distribution of the Shares; (iii) pay any fee of the Financial Industry Regulatory Authority, in connection with its review of the offering; and (iv) file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “Free Writing Prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5.1(s) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will make generally available to its security holders and to the Representative a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of this Agreement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(j) During the period commencing on the date hereof and ending on the date occurring three (3) years hereafter, the Company will furnish to the Representative: (i) as soon as available, if requested, a copy of each report of the Company mailed to stockholders or filed with the Commission; and (ii) from time to time such other information concerning the Company as the Representative may reasonably request.

(k) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof, or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(l) If Rule 430A, 430B or 430C of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Underwriters of the time and manner of such filing.

(m) The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(n) The Company will comply and will use its best efforts to cause its tenants to comply in all material respects with all applicable Environmental Laws (as hereinafter defined).

(o) The Company will use its best efforts to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and to continue to have each of its corporate subsidiaries (other than its taxable REIT subsidiaries) comply with all applicable laws and regulations necessary to maintain a status as a “qualified REIT subsidiary” under the Code.

(p) The Company will use all reasonable best efforts to do or perform all things required to be done or performed by the Company prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

(q) For a period of ninety (90) days after the date of this Agreement (the “Lock-Up Period”), the Company agrees not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Common Stock issued pursuant to employee benefit plans, dividend reinvestment plans, stock purchase plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof); (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company; or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters. Notwithstanding the foregoing, if (1) during the last seventeen (17) days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing.

(r) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(s) Unless requested otherwise by the Representative, the Company will prepare a final term sheet, containing solely a description of final terms of the Shares and the offering thereof, in the form and substance approved by the Representative and attached as Exhibit A hereto and will file such final term sheet with the Commission as soon as practical after the Execution Time. The Company will file any other Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act within the time period required by such rule. The Company will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g) under the Securities Act.

5.2 Of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter as follows:

(a) The Selling Stockholder will execute and deliver a lock-up agreement, in the form of Exhibit B attached hereto (a “Lock-Up Agreement”).

(b) The Selling Stockholder will review the Disclosure Package and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Representative prior to the Closing Date if any statements to be made on behalf of the Selling Stockholder in the certificate contemplated by Section 8(h) hereof would be inaccurate if made as of the Closing Date.

(c) On or prior to the Closing Date or the Option Closing Date, as applicable, the Selling Stockholder shall pay all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder on such date and shall fully comply with all laws imposing such taxes.

(d) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Code, and the regulations promulgated thereunder, with respect to the transactions herein contemplated, the Selling Stockholder shall deliver to the Representative at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

(e) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof, or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Selling Stockholder to comply with the terms or fulfill any of the conditions of this Agreement, the Selling Stockholder shall reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(f) The Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

6. Representations and Warranties.

6.1 Of the Company and the Operating Partnership. As of the date hereof, the Company and the Operating Partnership, jointly and severally, represent, warrant and covenant to each Underwriter as follows:

(a) The Basic Prospectus, included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act.

(b) The Company and the transactions contemplated by this Agreement meet all of the requirements for using Form S-3 under the Act pursuant to the standards for such form in effect currently and immediately prior to October 21, 1992. The Registration Statement, including any amendments thereto filed prior to the Execution Time, was declared effective on June 16, 2008. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Act are pending before or, to the best of the Company’s knowledge, threatened by the Commission. The Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with such Rule. The Registration Statement, in the form in which it was declared effective, and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus and any supplement or amendment thereto, each when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and the Exchange Act. The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form. On each Effective Date and at the Execution Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. On the date of any filing pursuant to Rule 424(b) and on the Closing Date and each Option Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty contained in this Section 6.1(b) does not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

(c) (i) The Disclosure Package, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, did not at the Execution Time, and will not on the Closing Date and each Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5.1(s) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 12 hereof.

(f) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The Company has given the Representative notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Execution Time. No such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(g) The Shares issued to the Selling Stockholder to be purchased by the Underwriters were duly authorized for issuance and are validly issued, fully paid and non-assessable and conform in all material respects to the description of the Shares contained in the Disclosure Package and the Prospectus. The form of certificate for the Shares is in valid and sufficient form in compliance with the New York Stock Exchange requirements.

(h) Each of the Company, the Operating Partnership and their subsidiaries is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, as set forth on Schedule III hereto, with full corporate, limited liability company or partnership power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i) Neither the Company nor any of its subsidiaries does any business in Cuba.

(j) Other than as set forth on Schedule III hereto, the Company has no subsidiary or subsidiaries, and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association. The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, other than as set forth on Schedule III hereto, are owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

(k) There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, the Operating Partnership or any of their subsidiaries, or to which the Company or the Operating Partnership or any properties of the Company, the Operating Partnership or any of their subsidiaries is subject, that (A) are required to be described in the Registration Statement or the Prospectus but are not described as required; (B) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (C) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). There are no statutes, regulations, capital expenditures, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Act or the Exchange Act (and the Pricing Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). The statements in the final term sheet contemplated by Section 5.1(s) hereof and the Prospectus under the captions “Federal Income Tax Considerations” and “Certain Provisions of Maryland Law and the Articles of Incorporation and Bylaws.” fairly and accurately summarize the matters therein described.

(l) None of the Company, the Operating Partnership or their subsidiaries is: (A) in violation of (i) its respective articles of incorporation, partnership agreement, operating agreement or by-laws (or analogous governing instruments), (ii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, which violation would have a Material Adverse Effect, or (iii) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries; or (B) in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties may be bound, and no such default is foreseeable.

(m) (A) As of the date of this Agreement, the Company owns either directly or indirectly through its subsidiaries, 57 properties (the “Properties”). To the best of the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would have a Material Adverse Effect; (B) to the best of the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (C) none of the Company, the Operating

Partnership or any of their subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a material adverse effect on the Company or any of such Properties; (D) the leases under which the Company or any of its subsidiaries leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of such entity; (E) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would have a Material Adverse Effect or material adverse effect on any of the properties subject to a Lease; and (F) all liens, charges, encumbrances, claims or restrictions on or affecting the Properties and assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein.

(n) Neither the execution, delivery or performance of this Agreement by the Company or the Operating Partnership, nor the consummation by the Company or the Operating Partnership of the transactions contemplated hereby or thereby, nor the fulfillment of the terms hereof or thereof: (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or analogous governing documents) of the Company or the Operating Partnership or any of their subsidiaries; or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or the Operating Partnership or any of their subsidiaries is a party or by which the Company or the Operating Partnership or any properties of the Company or the Operating Partnership or any of their subsidiaries may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or the Operating Partnership or any of their subsidiaries or any properties of the Company or the Operating Partnership or any of their subsidiaries, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Operating Partnership or any of their subsidiaries pursuant to the terms of any agreement or instrument to which the Company or the Operating Partnership or any of their subsidiaries is a party or by which the Company or the Operating Partnership or any of their subsidiaries may be bound, or to which any property or assets of the Company or the Operating Partnership or any of their subsidiaries is subject.

(o) To the Company’s knowledge, Ernst & Young LLP, who has certified or shall certify the financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), is and was, as of the date of this Agreement and during the periods covered by the financial statements on which it reported, an independent registered public accounting firm with respect to the Company as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board.

(p) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. The pro forma financial statements and other pro forma financial information included, or incorporated by reference, in the Registration Statement, the Pricing Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus, the Pricing Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus , the Pricing Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Act.

(q) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws; the execution and delivery of, and the performance by the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Operating Partnership, and this Agreement has been duly executed and delivered by the Operating Partnership and constitutes the valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(r) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), none of the Company, the Operating Partnership or any of their subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of any of the Company or the Operating Partnership or their subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of any of the Company or the Operating Partnership or their subsidiaries.

(s) The Company, the Operating Partnership and each of their subsidiaries has good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Prospectus, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Disclosure Package and the Prospectus as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.

(t) The “significant subsidiaries” of the Company as defined in Section 1-02(w) of Regulation S-X are set forth in Schedule III hereto (the “Significant Subsidiaries”).

(u) The Company has not distributed and, prior to the later to occur of (x) the Closing Date and (y) completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus. The Company has not, directly or indirectly: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(v) The Company, the Operating Partnership and each of their subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Disclosure Package and the Prospectus, where such failure to possess could have a Material Adverse Effect, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus. The Company, the Operating Partnership and each of their subsidiaries has fulfilled and performed all of their respective material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Disclosure Package and the

Prospectus. Except as described in the Disclosure Package and the Prospectus, exclusive of any supplement thereto, neither the revocation or modification of any permit singly or in the aggregate, nor the announcement of an unfavorable decision, ruling or finding with respect to any permit, would have a Material Adverse Effect.

(w) The Company, the Operating Partnership and each of their subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company, the Operating Partnership and each of their subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Operating Partnership and each of their subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company, the Operating Partnership and each of their subsidiaries are being made only in accordance with the authorization of management, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the most recent period required to be evaluated by the Company which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(y) To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries nor any employee or agent of the Company, the Operating Partnership or any of their subsidiaries has made any payment of funds of the Company, the Operating Partnership or any of their subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(z) No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect. To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.

(aa) The Company has filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb) No holder of any security of the Company or the Operating Partnership has any right to require registration of the shares of Common Stock or any other security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement. The holders of outstanding shares of capital stock of the Company and the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Shares.

(cc) The Company and its subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Disclosure Package and the Prospectus as being owned by them or necessary for the conduct of their respective businesses. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing.

(dd) The Company is not now, and after sale of the Shares to be sold by the Selling Stockholder hereunder will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ee) (i) To the best of the Company’s knowledge, the Company, the Operating Partnership, their subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required or advisable to maintain or achieve such compliance.

(ii) None of the Company, the Operating Partnership or any of their subsidiaries has at any time and, to the best of the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof in connection with the purchase of any of the Properties and directly provided to the Underwriters or their counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had and will not have a material adverse effect on the relevant Property. None of the Company, the Operating Partnership or any of their subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

(iii) To the best of the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports and except for those circumstances not likely to have a material adverse effect on the relevant Property.

(iv) None of the Company, the Operating Partnership or any of their subsidiaries has received notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports.

(v) To the best of the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports and except for those circumstances not likely to have a material adverse effect on the relevant Property.

(vi) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the

Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous future federal or present or future state or local laws.

(ff) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder. As of the close of every taxable year during the Company’s existence, the Company has had no earnings and profits accumulated in a non-REIT year within the meaning of Section 857(a)(2)(B) of the Code. The Company’s past and proposed method of operation have enabled it, and will enable it, to meet the requirements for taxation as a REIT under the Code.

(gg) Each of the Company’s corporate subsidiaries is in compliance with all requirements applicable to a REIT or a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code, and the Company is not aware of any fact that would negatively impact such qualifications. Each of the Company’s non-corporate subsidiaries qualifies as a partnership or a disregarded entity for federal income tax purposes.

(hh) The Company, the Operating Partnership and each of their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties. All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company, the Operating Partnership and each of their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company, the Operating Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Company, the Operating Partnership or any of their subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company, the Operating Partnership and each of their subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(ii) The Company, the Operating Partnership and their subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not have a Material Adverse Effect.

(jj) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s assets or property to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus; the Company has not declared, paid or made any dividend or distribution of any kind on any class of its capital stock, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(kk) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the transfer by the Selling Stockholder of the Shares.

(ll) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(mm) To the knowledge of the Company, no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.

(nn) The Company’s authorized capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of Common Stock and preferred stock of the Company have each been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and non-assessable.

(oo) The Shares have been duly authorized for listing on the New York Stock Exchange. On the Closing Date and the Option Closing Date, the Shares will be duly listed and freely tradable on the New York Stock Exchange.

(pp) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no outstanding (i) securities or obligations of the Company, the Operating Partnership or any of their subsidiaries convertible into or exchangeable for any equity interests of the Company, the Operating Partnership or any of their subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company, the Operating Partnership or any of their subsidiaries any such equity interests or any such convertible or exchangeable securities or obligations (except for (a) units of partnership interest in the Operating Partnership (“Partnership Units”), (b) Common Stock issuable upon the redemption of outstanding Partnership Units, (c) Common Stock issuable in connection with the Company’s dividend reinvestment and share purchase plan, (d) 120,578 shares of Common Stock issuable upon the exercise of the options issued under the Company’s 1993 Stock Option Plan), or (e) 485,675 shares of Common Stock issuable upon exercise of the options issues under the Company’s 2004 Stock Option Plan), or (iii) obligations of the Company, the Operating Partnership or any of their subsidiaries to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act or included in the offering contemplated by this Agreement. The Company is the sole general partner of each of the Operating Partnership, Saul Subsidiary I Limited Partnership and Saul Subsidiary II Limited Partnership. The Company’s wholly-owned subsidiary, Saul QRS, Inc., is the sole general partner of Saul Subsidiary I Limited Partnership.

6.2 Of the Selling Stockholder. The Selling Stockholder hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Option Closing Date, that:

(a) The Selling Stockholder is the lawful owner of the Shares to be sold by the Selling Stockholder pursuant to this Agreement and has, and on the Closing Date and the Option

Closing Date, as the case may be, will have, good and valid title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(b) The Selling Stockholder has, and on the Closing Date and the Option Closing Date, as the case may be, will have, full legal right, power and authority, and all authorization and approval required by law or otherwise, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided herein.

(c) The Agreement has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable as to the Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, moratorium, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(d) None of the sale of the Shares by the Selling Stockholder, the execution, delivery or performance by the Selling Stockholder of this Agreement, the compliance by the Selling Stockholder with all the provisions hereof and thereof nor the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required under the securities or blue sky laws of the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of the Selling Stockholder or any agreement, indenture, lease or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any property of the Selling Stockholder is bound, or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Selling Stockholder or any property of the Selling Stockholder.

(e) No consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereunder.

(f) The information in the Prospectus and the Disclosure Package under the caption “Selling Shareholders” that specifically relates to the Selling Stockholder does not, and will not on the Closing Date or the Option Closing Date, if as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) At any time prior to the Closing Date or the Option Closing Date, as the case may be, if there is any change in the information referred to in Section 6.2(f) hereof, the

Selling Stockholder will immediately notify the Representative of such change. The Selling Stockholder has not distributed and, prior to the later to occur of (x) the Closing Date and (y) completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus.

(h) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(i) Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, good and valid title to the Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(j) The Selling Stockholder is not prompted to sell shares of Common Stock by any material information concerning the Company that is not set forth in the Registration Statement.

(k) Upon payment for the Shares to be sold by the Selling Stockholder as provided herein, delivery of the Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of the Shares in the name of Cede or such other nominee and on the Company’s share registry in accordance with the Company’s Articles of Incorporation, Bylaws and applicable law and as required by Section 8-401 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) and an indication from DTC by book entry that in the case of each Underwriter, the Shares being purchased by or on behalf of such Underwriter have been credited to “securities accounts” (as defined in Section 8-501 of the UCC) of such Underwriter with DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of the Shares within the meaning of Section 8-303 of the UCC, and (ii) under Section 8-501 of the UCC, each Underwriter will acquire a valid “security entitlement” (as defined in Section 8-102 of the UCC) to the Shares being so purchased by or on behalf of such Underwriter, and, to the extent governed by the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) (a “UCC Adverse Claim”) to such Shares (or security entitlement with respect thereto) may properly be asserted against such Underwriter with respect to such security entitlement; it being understood that for the purpose of this representation and warranty, the Selling Stockholder may assume that when such payment, delivery, registration and crediting occur, (w) Cede or such other nominee is not a “securities intermediary” (as defined in Section 8-102 of the UCC), (x) registration of the Shares in the name of Cede or another nominee designated by DTC is effective to register the Shares in the name of DTC for purposes of Section 8-106(b)(2) of the UCC, and (y) DTC is a “clearing corporation” (as defined in Section 8-102 of the UCC), and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(l) The certificates of Common Stock in negotiable form, together representing all of the Shares in certificated form to be sold by the Selling Stockholder hereunder, have been delivered to the Transfer Agent, in the form heretofore furnished to you.

(m) Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby. The Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 8 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(n) The Selling Stockholder has made an irrevocable commitment for payment of any transfer or related taxes and set aside sufficient funds for such payment or has paid such taxes.

(o) Except as disclosed to the Representative in writing, neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of Financial Industry Regulatory Authority, Inc.), any Underwriter.

(p) The Selling Stockholder represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 (any such “free writing prospectus” of the Selling Stockholder, a “Selling Stockholder Free Writing Prospectus”), and it has not used, referred to, or distributed, and will not use, refer to or distribute, any such Selling Stockholder Free Writing Prospectus. Any Selling Stockholder Free Writing Prospectus consented to by the Representative is hereinafter referred to as a Selling Stockholder Permitted Free Writing Prospectus. The Selling Stockholder represents that it has treated or agrees that it has complied and will comply with the requirements of Rule 433 applicable to any Selling Shareholder Permitted Free Writing Prospectus of such Selling Shareholder, including timely filing with the Commission where required, legending and record keeping.

7. Indemnification and Contribution.

7.1 The Company and the Operating Partnership, jointly and severally, agree:

(a) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that neither the Company nor the Operating Partnership shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof, such information being listed in Section 12 below, and

(b) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that neither the Company nor the Operating Partnership will be liable to reimburse such expenses incurred in connection with any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof, such information being listed in Section 12 below. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

7.2 The Selling Stockholder agrees:

(a) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Selling Stockholder shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with information not expressly relating to the Selling Stockholder or the offering by it of the Shares. This indemnification shall be in addition to any liability that the Selling Stockholder may otherwise have; and

(b) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with information not expressly relating to the Selling Stockholder or the offering by it of the Shares. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

7.3 Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Company, the Operating Partnership and the Selling Stockholder, each of their respective directors, each of their respective officers who have signed the Registration Statement and each person, if any, who controls the Company, the Operating Partnership or the Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, the Operating Partnership or the Selling Stockholder or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company, the Operating Partnership or the Selling Stockholder by or through the Representative specifically for use in the preparation thereof, such information being listed in Section 15 below.

7.4 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7.1, 7.2 or 7.3 shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7.1, 7.2 or 7.3. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7.1 or 7.2 and by the Company in the case of parties indemnified pursuant to Section 7.3. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

7.5 If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 7.1, 7.2 or 7.3 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Selling Stockholder, the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Selling Stockholder, the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder, the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder, the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the final term sheet contemplated by Section 5.1(s) hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Stockholder, the Company and the Operating Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

7.6 In any proceeding relating to the Registration Statement, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

7.7 Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Selling Stockholder, the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholder, the Company, the Operating Partnership, their directors or officers or any persons controlling the Selling Stockholder, the Company or the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Selling Stockholder, the Company, the Operating Partnership, their directors or officers, or any person controlling the Selling Stockholder, the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

(a) (i) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); the final term sheet contemplated by Section 5.1(s) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and (ii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters.

(b) Subsequent to the Execution Time, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any amendment thereof), there shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the Representative is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto); or (ii) any event or development relating to or involving the Company and its subsidiaries or any officer or director of the Company and its subsidiaries which makes any statement made in the Disclosure Package or the Prospectus untrue or which, in the opinion of the Company and its counsel or the Representative and its counsel, requires the making of any addition to or change in the Disclosure Package in order to state a material fact required by the Act or any other law to be stated therein, or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package to reflect such event or development would, in the opinion of the Representative, adversely affect the market for the Shares.

(c) The Representative shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, dated as of such date and addressed to the Representative, to the effect that:

(i) The Company and each of the Significant Subsidiaries: (x) is a corporation, limited liability company, limited partnership or trust duly incorporated and validly existing in good standing under the laws of its state of formation, with full corporate, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto); and, (y) based solely on certificates of public officials and officers of the Company and the Significant Subsidiaries, are duly registered and qualified to conduct their business; and (z) based solely on certificates of public officials, are in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Significant Subsidiaries, taken as a whole;

(ii) To the knowledge of such counsel, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association other than as set forth on Schedule III hereto. To the knowledge of such counsel, the subsidiaries that meet the definition of “Significant Subsidiary,” as such term is defined in Section 210.1-02 of Regulation S-X are set forth on Schedule III hereto. All of the outstanding equity interests of each subsidiary on the Company (including the Operating Partnership) have been duly authorized and validly issued and are fully paid and nonassessable, were not issued and are not owned or held in violation of any preemptive rights, and, except as otherwise set forth in the Pricing Prospectus and the Prospectus, to such counsel’s knowledge, all outstanding equity interests of the subsidiaries owned of record by the Company either directly or through subsidiaries are free of any security interest, claim, lien or encumbrance;

(iii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the description of such matters (a) incorporated by reference into the Disclosure Package and the Prospectus and (b) as set forth under the caption “Certain Provisions of Maryland Law and our Articles of Incorporation and Bylaws” in the Disclosure Package and the Prospectus;

(iv) All the shares of capital stock of the Company outstanding prior to the sale of the Shares have been duly authorized and validly issued, and are fully paid and non-assessable;

(v) The Shares have been duly authorized and are fully paid and non-assessable; the Shares and the Common Stock conform in all material respects as to legal matters to the description thereof (a) contained in the description of the Common Stock incorporated by reference into the Disclosure Package and the Prospectus and (b) as set forth under the caption “Certain Provisions of Maryland Law and our Articles of Incorporation and Bylaws” in the Disclosure Package and the Prospectus;

(vi) The holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other statutory rights to subscribe for the Shares and, except as set forth in the Disclosure Package and the Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(vii) To the knowledge of such counsel, no holder of securities of the Company is entitled to have such securities registered under the Registration Statement which right has not been waived in connection with the transactions contemplated by this Agreement;

(viii) The form of certificate for the Shares conforms to the requirements of the articles of incorporation, by-laws or other organizational documents of the Company, the New York Stock Exchange and Maryland General Corporation Law, if any; the Shares have been duly authorized for listing on the New York Stock Exchange;

(ix) The Registration Statement is effective under the Act; any required filing of the Basic Prospectus or the Prospectus, and any supplements thereto, pursuant to Rule 424(b) or any required filing of an Issuer Free

Writing Prospectus has been made in the manner and within the time period required by Rule 424(b) and Rule 433, respectively; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened;

(x) The Company has the corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(xi) The Operating Partnership has the partnership power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership. The Company is the sole general partner of each of the Operating Partnership and Saul Subsidiary II Limited Partnership. The Company’s wholly-owned subsidiary, Saul QRS, Inc., is the sole general partner of Saul Subsidiary I Limited Partnership;

(xii) To the knowledge of such counsel, neither the Company nor any of its subsidiaries is or with the giving of notice or the lapse of time or both, would be: (A) in violation of its respective articles of incorporation, by-laws or other organizational documents; or (B) in default in the performance of any agreement set forth on Schedule IV hereto (each a “Material Agreement”), except as disclosed in the Disclosure Package and the Prospectus;

(xiii) Neither the issue, offer, sale or delivery of the Shares by the Selling Stockholder, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby: (A) conflicts or will conflict with or constitutes or will constitute or result in a breach of, or a default under, (1) the articles of incorporation, by-laws or other organizational documents of the Company or any of the Significant Subsidiaries or (2) any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any properties of the Company or any of its subsidiaries is bound (other than any financial covenants contained therein as to which such counsel needs express no opinion) (x) that is a Material Agreement or (y) which is otherwise known to such counsel; or (B) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, pursuant to any of the Material Agreements; or (C) violates or will violate any statute, law, rule or regulation of the United States of America, the State of Maryland, or the State of New York, or judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties;

(xiv) Neither the execution, delivery or performance by the Operating Partnership of this Agreement, compliance by the Operating Partnership with the provisions hereof or thereof nor consummation by the Operating Partnership of the transactions contemplated hereby or thereby: (A) conflicts or will conflict with or constitutes or will constitute or result in a breach of, or a default under, (1) the Agreement of Limited Partnership or other organizational documents of the Operating Partnership or (2) any material agreement, indenture, lease or other instrument to which the Operating Partnership or any of its subsidiaries is a party or by which the Operating Partnership or any properties of the Operating Partnership or any of its subsidiaries is bound (other than any financial covenants contained therein as to which such counsel needs express no opinion) (x) that is a Material Agreement or (y) which is otherwise known to such counsel; or (B) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership or its subsidiaries, pursuant to any of the Material Agreements; or (C) violates or will violate any statute, law, rule or regulation of the United States of America, the State of Maryland, or the State of New York, or judgment, order or decree applicable to the Operating Partnership or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Operating Partnership or any of its subsidiaries or any of its or their properties;

(xv) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company or the Operating Partnership (except as have been obtained under the Act or such as may be required under state securities or blue sky laws governing the purchase and distribution of the Shares) for the transactions contemplated by this Agreement;

(xvi) (A) The Registration Statement, the Disclosure Package and the Prospectus, and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein), comply as to form in all material respects with the requirements of the Act; and (B) each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

(xvii) To the knowledge of such counsel, (A) there is no action, suit or proceeding pending or threatened by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of its or their property of a character required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto), and (B) there are no agreements, contracts, indentures, leases or other instruments or documents that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required, as the case may be;

(xviii) Such counsel is not aware of any certificates, authorizations, licenses or permits required by any federal regulatory authority which are necessary for the Company and/or its subsidiaries to conduct their respective businesses other than any such certificates, authorizations, licenses or permits which have been obtained or where such failure to possess such certificates, authorizations, licenses or permits could not reasonably be expected to have a Material Adverse Effect. To the knowledge of such counsel, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any certificate, authorization, license or permit issued by any federal, state, municipal or foreign regulatory authority which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(xix) The Company is not subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by this Agreement, will not cause the Company to become an investment company subject to registration under the Investment Company Act of 1940, as amended;

(xx) The Company was a “real estate investment trust” as defined by Section 856(a) of the Code for its taxable years ended December 31, 1993 through December 31, 2007, and its current and proposed method of operation and ownership will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2008 and for all future taxable years; and the statements in the final term sheet prepared and filed pursuant to Section 5.1(s) hereto and the Prospectus Supplement set forth under the caption “Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects, and the discussion thereunder expresses the opinion of Pillsbury Winthrop Shaw Pittman LLP insofar as it relates to matters of United

States federal income tax law and legal conclusions with regard to those matters.

(xxi) The statements in the Disclosure Package and the Prospectus, insofar as they are descriptions of contracts or agreements or constitute statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects; and

(xxii) Although counsel has not undertaken, except as otherwise indicated in its opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement (including the Incorporated Documents), at the time the Registration Statement became effective, or the Disclosure Package, at the Execution Time and as of the date of such opinion, or the Prospectus, as of its date and as of the Closing Date and each Option Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial, accounting and statistical data included in the Registration Statement, Disclosure Package or the Prospectus or any Incorporated Document).

(d) The Representative shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Selling Stockholder, dated as of such date and addressed to the Representative, to the effect that:

(i) The Selling Stockholder has all requisite power and authority to enter into this Agreement and to sell and deliver the Shares to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

(ii) Neither the issue, offer, sale or delivery of the Shares, the execution, delivery or performance by the Selling Stockholder of this Agreement, compliance by the Selling Stockholder with the provisions hereof or thereof nor consummation by the Selling Stockholder of the transactions contemplated hereby or thereby (including the application of the proceeds from the sale of the Shares): (A) conflicts or will conflict with or constitutes or will constitute or result in a breach of, or a default under, (1) the declaration of trust, by-laws or other organizational documents of the Selling Stockholder or (2) any material agreement, indenture, lease or other instrument to which the Selling Stockholder or by which the Selling Stockholder or any properties of the Selling Stockholder is bound (other than any financial covenants contained therein as to which such counsel needs express no opinion) (x) that is a material to the Selling Stockholder or (y) which is otherwise known to such counsel; or (B) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder or its subsidiaries, pursuant to any of the agreements that are material to the Selling Stockholder; or (C) violates or will violate any statute, law, rule or regulation of the United States of America, the State of Maryland, or the State of New York, or judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Stockholder or any of its properties;

(iii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Selling Stockholder (except as have been obtained under the Act or such as may be required under state securities or blue sky laws governing the purchase and distribution of the Shares) for the valid sale of the Shares to the Underwriters as contemplated by this Agreement; and

(iv) Good and valid title to the Shares, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of the Shares in good faith and without knowledge of any such claim, encumbrance or defect.

(e) The Representative shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion of Hunton & Williams LLP, counsel for the Underwriters, dated as of such date and addressed to the Representative with respect to such matters as the Underwriters may request.

(f) The Representative shall have received a letter addressed to the Underwriters and dated as of the date hereof, the Closing Date and, if applicable, each Option Closing Date from Ernst & Young, independent registered public accounting firm, substantially in the form heretofore approved by the Underwriters; provided that the letter delivered on the Closing Date or any applicable Option Closing Date shall use a “cut-off” date no more than three (3) Business Days prior to the Closing Date or such Option Closing Date, as the case may be.

(g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date or any Option Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt (including any off-balance sheet activities or transactions) of the Company and its subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Disclosure Package and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or its subsidiaries; (iv) the Company and its subsidiaries shall not have any liabilities or obligations (financial or other), direct or contingent (whether or not in the ordinary course of business), that are material to the Company or its subsidiaries, other than those reflected in the Registration Statement or the Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct at and as of the Execution Time and on and as of the Closing Date and each Option Closing Date as if made at and as of such time or on and as of such date, and the Representative shall have received a certificate, dated the Closing Date and each Option Closing Date and signed by either the chief executive officer or president and the chief financial officer of the Company (or such other officers as are acceptable to the Representative), confirming the conditions set forth in this Section 8(g) and in Section 8(i) hereof.

(h) On each of the Closing Date and the Option Closing Date, if any, the Representative shall receive a written certificate, dated the Closing Date and each Option Closing Date and signed by either the chief executive officer or president and the chief financial officer of the Selling Stockholder, to the effect that: (i) the representations, warranties and covenants of the Selling Stockholder set forth in this Agreement are shall be true and correct at and as of the Execution Time and on and as of the Closing Date and each Option Closing Date as if made at and as of such time or on and as of such date; and (ii) the Selling Stockholder has performed or complied with its agreements herein contained and required to be performed or complied with by it hereunder, as of the Closing Date and each Option Closing Date.

(i) The Company shall not have failed at or prior to the Closing Date and each Option Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder, at or prior to the Closing Date and each Option Closing Date.

(j) The Selling Stockholder shall not have failed at or prior to the Closing Date and each Option Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder, at or prior to the Closing Date and each Option Closing Date.

(k) On or prior to the date hereof, the Company shall have furnished to the Representative Lock-Up Agreement in the form of Exhibit B hereto from stockholders of the Company identified on Schedule V attached hereto, and such agreement shall be in full force and effect on each of the Closing Date and the Option Closing Date, if any.

(l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) The Company shall have completed all required filings with the New York Stock Exchange and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the New York Stock Exchange.

(n) The Company and the Selling Stockholder shall have furnished or caused to be furnished to the Representative such further certificates and documents as the Representative shall have requested.

(o) On the Closing Date and, if applicable, each Option Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder on such date will have been fully paid for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and its counsel.

Any certificate or document signed by any officer of the Selling Stockholder, the Company or the general partner of the Operating Partnership and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Selling Stockholder, the Company or the Operating Partnership, as the case may be, to the Underwriters as to the statements made therein.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representative at, or at any time prior to, the Closing Date or any Option Closing Date, with respect to any Option Shares remaining to be purchased. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

With respect to the Closing Date and each Option Closing Date, the documents required to be delivered by this Section 8 shall be delivered at the offices of Hunton & Williams

LLP, Attn: Andrew A. Gerber, Esq., counsel for the Underwriters, at 101 South Tryon Street, Suite 3500, Charlotte, North Carolina on or prior to such date.

9. Expenses. The Selling Stockholder agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their respective obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), the Disclosure Package, the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, the Prospectus, each Issuer Free Writing Prospectus , the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or other taxes in connection with the original issuance and sale and the transfer of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental blue sky memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states as provided in Section 5.1(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the Financial Industry Regulatory Authority; (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company’s accountants, counsel (including local and special counsel) for the Company and the Selling Stockholder (including the fees and expenses of their counsels).

10. Intentionally Omitted.

11. Termination of Agreement. This Agreement may be terminated:

(a) by the Representative at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which (A) in the absolute discretion of any group of Underwriters that has agreed to purchase in the aggregate at least 50% of the Firm Securities, or (B) in the absolute discretion of Raymond James & Associates, Inc. (whether or not the condition of clause (A) is satisfied) has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in (A) the absolute discretion of any group of Underwriters that has agreed to purchase in the aggregate at least 50% of the Firm Shares, or (B) in the absolute discretion of

Raymond James & Associates, Inc. (whether or not the condition of clause (A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s common stock by New York Stock Exchange, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 8 of this Agreement.

Notice of such termination may be given to the Company and the Selling Stockholder by electronic mail, telegram, telecopy or telephone and shall be subsequently confirmed by letter.

12. Information Furnished by the Underwriters. The statements in the fourth and seventh paragraphs and the last two sentences of the eighth paragraph under the caption “Underwriting” in the final term sheet contemplated by Section 5.1(s) hereof and the Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6 and 7 hereof.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company, the Selling Stockholder, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5(k), 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

14. Absence of Fiduciary Relationship; Research Independence. Each of the Company, the Operating Partnership and the Selling Stockholder acknowledges and agrees that:

(a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, the Operating Partnership and the Selling Stockholder and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether any of the Underwriters has advised or is advising the Company, the Operating Partnership and the Selling Stockholder on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Selling Stockholder following discussions and arms-length negotiations with the Representative, and the Selling Stockholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership and the Selling Stockholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company, the Operating Partnership and the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty.

(e) In addition, the Company, the Operating Partnership and the Selling Stockholder acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company, the Operating Partnership and the Selling Stockholder and/or the offering that differ from the views of its investment bankers. The Company, the Operating Partnership and the Selling Stockholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Company, the Operating Partnership and the Selling Stockholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company, the Operating Partnership and the Selling Stockholder by such Underwriters’ investment banking divisions. The Company, the Operating Partnership and the Selling Stockholder acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Raymond James & Associates, Inc., 880 Carillon Parkway St. Petersburg, FL 33716, (facsimile 727-567-8058), Attention: Brad Butcher; or, if sent to the Company, will be mailed, delivered or telefaxed to the office of the Company at 7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814, (fax no.: 301-986-6023), Attention: Thomas H. McCormick, Executive Vice President and General Counsel; or, if sent to the Selling Stockholder at 7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814, (fax no.: 301-986-6023), Attention: Thomas H. McCormick, General Counsel.

16. Successors. This Agreement has been made solely for the benefit of the Underwriters, the Company, the Operating Partnership, the Selling Stockholder, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Selling Stockholder, the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Waiver of Jury Trial. The Company, the Selling Stockholder and the Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definition. The term which follows, when used in this Agreement, shall have the meaning indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 433” and “Rule 456” refer to such rules under the Act.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Selling Stockholder, the Company, the Operating Partnership and the several Underwriters.

Very truly yours, B.F. SAUL REAL ESTATE INVESTMENT TRUST

By:		/s/ B. Francis Saul III
Name: B. Francis Saul III
Title: Senior Vice President

SAUL CENTERS, INC.

By:		/s/ Scott V. Schneider
Name: Scott V. Schneider
Title: Senior Vice President

SAUL HOLDINGS LIMITED PARTNERSHIP

By:		SAUL CENTERS, INC. its sole general partner

	By:	/s/ Scott V. Schneider
Name: Scott V. Schneider
Title: Senior Vice President

Accepted and agreed to as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Title:	Managing Director

For itself and as Representative of the other

Underwriters named on Schedule I hereto.

[Signature Page to Underwriting Agreement for Shares representing Common Stock]

SCHEDULE I

SAUL CENTERS, INC.

Underwriters	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Raymond James & Associates, Inc.	1,350,000	150,000

Total	1,350,000	150,000

SCHEDULE II

FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

1)	Supplemental Information and Final Term Sheet, in the form attached as Exhibit A hereto

SCHEDULE III

LIST OF SUBSIDIARIES

Name of Subsidiary

Saul Holdings Limited Partnership

Saul QRS, Inc.

Avenel VI Inc.

Saul Subsidiary I Limited Partnership

Saul Subsidiary II Limited Partnership

Kentlands Lot I, LLC

Briggs Chaney Plaza, LLC

Saul Monocacy, LLC

Smallwood Village Center, LLC

Westview Village Center, LLC

Significant Subsidiaries

Saul Holdings Limited Partnership

Saul QRS, Inc.

Saul Subsidiary I Limited Partnership

Saul Subsidiary II Limited Partnership

SCHEDULE IV

MATERIAL AGREEMENTS

1)	First Amended and Restated Agreement of Limited Partnership of Saul Holdings Limited Partnership, as amended

2)	First Amended and Restated Agreement of Limited Partnership of Saul Subsidiary I Limited Partnership, as amended

3)	First Amended and Restated Agreement of Limited Partnership of Saul Subsidiary II Limited Partnership, as amended

4)	Property Conveyance Agreement

5)	Management Functions Conveyance Agreement

6)	Registration Rights and Lock-Up Agreement

7)	Exclusivity and Right of First Refusal Agreement

8)	Agreement of Assumption dated as of August 26, 1993 executed by Saul Holdings Limited Partnership

9)	Loan Agreement dated as of November 7, 1996 by and among Saul Holdings Limited Partnership, Saul Subsidiary II Limited Partnership and PFL Life Insurance Company

10)	Promissory Note dated as of January 10, 1997 by and between Saul Subsidiary II Limited Partnership and The Northwestern Mutual Life Insurance Company

11)	Loan Agreement dated as of October 1, 1997 between Saul Subsidiary I Limited Partnership as Borrower and Nomura Asset Capital Corporation as Lender

12)	Revolving Credit Agreement, dated as of December 19, 2007, by and among Saul Holdings Limited Partnership as Borrower; U.S. Bank National Association, as Administrative Agent and Sole Lead Arranger; Wells Fargo Bank National Association, as Syndication Agent; and U.S. Bank National Association, Wells Fargo Bank National Association, Compass Bank, and Sovereign Bank, as Lenders

13)	Guaranty, dated as of December 19, 2007, by and between Saul Centers, Inc., as Guarantor, and U.S. Bank National Association, as Administrative Agent and Sole Lead Arranger for itself and other financial institutions as Lenders

14)	Construction Loan Agreement, dated as of May 14, 2008, by and among Saul Holdings Limited Partnership, U.S. Bank National Association, as agent, and the lenders party to or who become party to such agreement

SCHEDULE V

STOCKHOLDERS EXECUTING THE LOCK-UP AGREEMENT

B. Francis Saul II

B. Francis Saul III

Scott V. Schneider

Thomas H. McCormick

B. F. Saul Real Estate Investment Trust

Dearborn LLC

Avenel Executive Park, Phase II, LLC

B. F. Saul Property Co,

B. F. Saul Company

Westminster Investing Corporation

Van Ness Square Corporation

EXHIBIT A

FINAL TERM SHEET

See attached.

EXHIBIT B

Form of Lock-up Letter

RAYMOND JAMES & ASSOCIATES, INC.

As Representative of the Several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Re:	Saul Center, Inc. (the “Company”) - Restriction on Stock Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, B.F. Saul Real Estate Investment Trust (the “Selling Stockholder”), Saul Holdings Limited Partnership and Raymond James & Associates, Inc., the representative (the “Representative”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect on behalf of the Selling Stockholder a public offering of Common Stock, par value $0.01 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-151515 (the “Registration Statement”), as filed with the Securities and Exchange Commission on June 6, 2008 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, and/or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the undersigned not sell Company Securities in the public market for a reasonable period following the Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge [with respect to Selling Stockholder’s and Dearborn, L.L.C.’s letters: (other than pursuant to the terms of B.F. Saul Real Estate Investment Trust’s existing revolving line of credit with U.S. Bank National Association and Dearborn, L.L.C.’s existing revolving line of credit with Wells Fargo Bank National Association under which B.F. Saul Real Estate Investment Trust is guarantor and pledgor, as such lines of credit are in effect as of the date of this letter agreement)], grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any

Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending ninety (90) days after the date of the Underwriting Agreement, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period, notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the company issues a release concerning earnings or material news or a material event relating to the company occurs; or (y) prior to the expiration of the Lock-Up Period, the company announces it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to any grant or exercise of options pursuant to the Company’s stock option plans.

[Signature on the Following Page]

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Printed Name of Holder

By:
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity as officer or attorney-in-fact)

[Lock-Up Agreement for Saul Centers, Inc. Selling Stockholder Offering (June 2008)]